SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement for Richard L. Kinzel, Chairman, President and Chief Executive Officer

On December 12, 2006, Cedar Fair, L.P. (the "Company") entered into an employment agreement with Richard L. Kinzel pursuant to which Mr. Kinzel will serve as Chairman, President and Chief Executive Officer of the Company. The agreement was effective as of December 1, 2006 and has a term expiring January 2, 2012. This agreement replaces the previous employement agreement between the Company and Kinzel. Pursuant to the agreement, Mr. Kinzel will receive an annual base salary of not less than $1.2 million per year. In addition, he will be entitled to participate in the Company's welfare benefit plans, other benefit programs and various incentive compensation plans on terms no less favorable than provided to other senior managers and/or officers of the Company. The Company will purchase a $2 million term life insurance policy for Kinzel that will remain in effect through July 23, 2018, whether or not Kinzel is employed by the Company at that date. Kinzel will continue in his position as Chairman of the Board of Directors of the Company until December 30, 2011, provided he is elected to the Board. After that date, Kinzel will continue as a director of the Board for at least three years, provided he is elected to the Board.

If the Company terminates Mr. Kinzel's employment other than for cause, as such term is defined in the agreement, then Mr. Kinzel will receive a lump sum payment of (i) his annual base salary through the date of termination and (ii) an amount equal to the present value of his annual base salary and incentive compensation that he would have received had he remained employed for the term of the agreement. All of his outstanding equity awards will vest and become exercisable on or before March 1, 2012 and Mr. Kinzel and his spouse will receive lifetime health care benefits and life insurance. If the Company terminates Mr. Kinzel's employment for reason of disability, Mr. Kinzel will receive the same benefits as if he were terminated other than for cause, except that any salary benefits will be reduced by any payments received by Kinzel from any short or long term disability plan maintained by the Company. If Kinzel dies during the term of the agreement, his estate will receive all compensation due him that has been earned but not yet paid, the vesting and exercisability of his outstanding equity awards as indicated above and lifetime life insurance and health care coverage for his spouse. Unless terminated for cause, Kinzel will be eligible to participate in the plans, welfare benefits plan and other benefit programs on terms no less favorable than provided to other senior managers and officers of the Company. If Mr. Kinzel is terminated for cause, as defined by the agreement, the Company will pay Kinzel his base compensation through the date of termination and all incentive compensation earned but not paid as of the date of termination. If Mr. Kinzel retires, he and his spouse will receive lifetime health coverage benefits that, when combined with Medicare, will be substantially similar to the coverage provided to Company employees. Any expense for Medicare coverage will be reimbursed by the Company, and all of Mr. Kinzel's outstanding equity awards will vest.

During the term of the agreement and during the longer of any period during which Kinzel is receiving benefits and a period of 24 months following the date of termination, Kinzel will be subject to a noncompete and a nonsolicitation provision, as defined by the agreement.

Employment Agreement for Jacob T. Falfas, Chief Operating Officer

On December 12, 2006, the Company entered into an employment agreement with Jacob T. Falfas, Chief Operating Officer of the Company. The agreement is effective as of December 1, 2006 for a period of three years and will renew automatically if not terminated by either party. Pursuant to the agreement, Falfas will receive an annual base salary of not less than $600,000 per year. He will also be entitled to participate in one or more of the Company's incentive compensation plans and equity incentive plans at a level determined by the Board and in the Company's welfare benefit plans and other benefit programs.

If the Company terminates Mr. Falfas' employment other than for cause, as such term is defined in the agreement, then, upon providing a general release of liability to the Company, Mr. Falfas will receive his base salary for the longer of one year or the remaining term of the agreement in accordance with the Company's payroll practices. Mr. Falfas will also be entitled to receive medical and dental insurance for the period of time for which he continues to receive salary payments. If the Company elects not to renew the agreement, Mr. Falfas will be entitled to one year of base salary and health care benefits. If the Company terminates Mr. Falfas' employment for reason of disability, Mr. Falfas will receive the same benefits as if he were terminated other than for cause, except that any salary benefits shall be reduced by any payments received by Falfas from any short or long term disability plan maintained by the Company. If Falfas dies during the term of the agreement, the Company will continue health care coverage for Falfas' immediate family during the remainder of the term of the agreement. If the Company terminates Mr. Falfas' employment for cause, as defined by the agreement, the Company will pay Falfas his base compensation through the date of his termination.

Upon termination, Mr. Falfas will be subject to a twelve-month noncompetition and nonsolicitation provision, as defined by the agreement.

Employment Agreement for Peter J. Crage, Chief Financial Officer

On December 12, 2006, the Company entered into an employment agreement with Peter J. Crage, Chief Financial Officer of the Company. The agreement is effective as of December 1, 2006 for a period of two years and will renew automatically if not terminated by either party. Pursuant to the agreement, Mr. Crage will receive an annual base salary of not less than $400,000 per year. He will also be entitled to participate in one or more of the Company's incentive compensation plans and equity incentive plans at a level determined by the Board and in the Company's welfare benefit plans and other benefit programs.

If the Company terminates Mr. Crage's employment other than for cause, as such term is defined in the agreement, then, upon providing a general release of liability to the Company, Mr. Crage will receive his base salary for the longer of one year or the remaining term of the agreement in accordance with the Company's payroll practices. Mr. Crage will also be entitled to receive medical and dental insurance for the period of time for which he continues to receive salary payments. If the Company elects not to renew the agreement, Mr. Crage will be entitled to one year of base salary and health care benefits. If the Company terminates Mr. Crage's employment for reason of disability, Mr. Crage will receive the same benefits as if he were terminated other than for cause, except that any salary benefits shall be reduced by any payments received by Crage from any short or long term disability plan maintained by the Company. If Crage dies during the term of the agreement, the Company will continue health care coverage for Crage's immediate family during the remainder of the term of the agreement. If the Company terminates Mr. Crage's employment for cause, as defined by the agreement, the Company will pay Crage his base compensation through the date of his termination.

Upon termination, Mr. Crage will be subject to a twelve-month noncompetition and nonsolicitation provision, as defined by the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By Cedar Fair Management, Inc., General Partner

By:	/s/ Peter J. Crage
Peter J. Crage Corporate Vice President - Finance and Chief Financial Officer

Date: December 15, 2006